PRESS RELEASE
  Exhibit 99.1

SWISHER HYGIENE INC.
ANNOUNCES INTERIM DISTRIBUTION OF $10.0 MILLION
TO ITS STOCKHOLDERS OF RECORD AS OF JUNE 29, 2020,
PAYABLE JULY 15, 2020 AT THE RATE OF $0.5657 PER SHARE

FORT LAUDERDALE, FL – June 22, 2020 – Swisher Hygiene Inc. (the “Company”) today announced that it will make a distribution of approximately $10.0 million to its stockholders of record as of June 29, 2020, payable July 15, 2020, at the rate of $0.5657 per share of its outstanding common stock, $.001 par value.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2019, the Company, on June 27, 2019, filed a motion with the Court of Chancery of the State of Delaware (the “Delaware Court”) seeking the Delaware Court’s approval to make an interim distribution to the Company’s stockholders of not more than $10.0 million (the “Interim Distribution”).

On April 28, 2020, the Delaware Court heard oral arguments from certain purported claimants seeking to substantiate their claims against the Company, and from Honeycrest Holdings, Ltd., opposing the Company’s motion for the Interim Distribution, and from the Company in response to the foregoing. On June 12, 2020, in a Letter Opinion, the Delaware Court granted the Company’s motion for an Interim Distribution of not more than $10.0 million, set reserves totaling approximately $6.9 million for two claimants while the merits of their claims are being determined, and denied all remaining claims presented to it for consideration.

Pursuant to the Delaware Court’s approval of the Company’s request for an Interim Distribution of not more than $10.0 million, on June 17, 2020, the Company’s Board of Directors considered and approved a distribution to the Company’s stockholders of record as of June 29, 2020, of approximately US$10.0 million, calculated at the rate of US$0.5657 per share of the Company’s outstanding common stock, $001 par value, payable on July 15, 2020 (the “Payable Date”), and payable in US dollars.

As noted above, the Delaware Court has directed the Company to reserve approximately $6.9 million for the two claims that remain outstanding against the Company. The Company believes that one of those claims, for approximately $4,000, is simply mistaken and appears to be a claim against a company that has never been related to or in any way affiliated with the Company. The other claim relates to the ongoing, 20-plus year litigation between the Company and Honeycrest Holdings, Ltd. Mediation in that matter was held in November 2019, and was unsuccessful. A second New York Court mandated mediation has been scheduled for July 1, 2020. In granting the Company’s motion for an Interim Distribution, the Delaware Court found that a reserve for the Honeycrest litigation of $6.9 million, would be “reasonably, in fact amply, likely to satisfy any judgment obtained by Honeycrest.” Because of the amount of this reserve, unless it is subsequently reduced by the Delaware Court, the Company does not contemplate making a further distribution to its stockholders until the Honeycrest Holdings, Ltd. claims are dismissed, or otherwise resolved,. The Company cannot reasonably estimate when such dismissal or resolution is likely to happen, or if at such time, the Company will have assets remaining available for distribution to its stockholders.

The Company believes the Interim Distribution announced today will, for U.S. federal income tax purposes, be considered a liquidating distribution and be treated as a return of capital made pursuant to the Company’s winding up and liquidation. As such, for U.S. federal income tax purposes, U.S. holders of our common stock generally will recognize a capital gain or loss equal to the difference between the amount of cash distributed to the U.S. holder and its adjusted tax basis in the Company’s common stock. A cost recovery approach will generally be applied, and a U.S. holder’s full tax basis will generally be recovered before any gain is recognized. Any loss generally will be recognized by a U.S. holder only in the tax year in which the shareholder receives the Company’s final liquidating distribution.

Stockholders should consult their own tax advisors for tax advice in connection with the winding up and liquidation. We have not requested a ruling from the U.S. Internal Revenue Service or any other tax authority with respect to the anticipated tax consequences of our winding up and liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions.

In the event any stockholder wishes to update its mailing address or does not receive a distribution as expected and wishes to have a check reissued, it should contact the Company’s Transfer Agent, TSX Trust, by email at tmxeinvestorservices@tmx.com, or by telephone 1-866-600-5869 (in North America) or 416-342-1091 (International). Failure by such stockholder to contact the Transfer Agent on or prior to the fifth anniversary of the June 29, 2020 record date for the distribution will result in forfeiture of any entitlement to payment of the distribution that would otherwise be payable to such stockholder.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. closed on the sale of its U.S. operations to Ecolab Inc. on November 2, 2015 and as a result has no remaining operating assets. On Friday, May 27, 2016 (the “Final Record Date”), the Company filed a Certificate of Dissolution. Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 p.m. Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years from the date on which the Certificate of Dissolution was filed, unless extended by direction of the Court of Chancery, to enable the Company’s directors to wind up the affairs of the corporation, including the discharge of the Company’s liabilities and to distribute to the stockholders any remaining assets. The Court of Chancery has extended the Company’s corporate existence on three occasions, most recently through September 30, 2020. Except as discussed in this press release, no assurances can be made as to if or when any shareholder distribution will be made, or the amount of any such distribution, if one is made.

For Further Information, Please Contact:
Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331